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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     June 12, 1998
                                                 -----------------------



                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                       0-25634            87-0365268
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(State or other jurisdiction          (Commission          (IRS Employer
of incorporation)                    File Number)         Identification No.)



755 Boardman-Canfield Road, Building G West, Boardman, Ohio             44512
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code       (330) 965-9910
                                                   -----------------------------



                                 NOT APPLICABLE.
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         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

               On June 12, 1998, American Architectural Products Corporation, a Delaware corporation (the "Company"), acquired from Louisiana-Pacific Corporation ("Louisiana-Pacific") certain assets which previously constituted an operating division of Louisiana-Pacific known as Weather-Seal ("Weather-Seal"). The acquisition of Weather-Seal was consummated by Weather-Seal Acquisition Corporation, a wholly owned subsidiary of the Company. The aggregate consideration paid to Louisiana-Pacific in connection with this transaction consisted of the following: (a) approximately $32,500,000 in cash (including a $1,000,000 deposit paid upon execution of a letter of intent in February 1998);
(b) a promissory note in the principal amount of $7,500,000 bearing interest at a rate per annum equal to LIBOR plus 1.5% and due and payable in full upon the earlier of (i) an offering of common stock by the Company in an amount equal to or greater than $15,000,000, (ii) a debt offering by the Company in an amount equal to or greater than $50,000,000, or (iii) June 30, 1999; and (c) the assumption of certain liabilities in the approximate aggregate amount of $2,585,000 (estimated as of the closing date). The primary business of Weather-Seal is the manufacture and distribution of a wide range of wood and vinyl windows and doors, insulated glass and aluminum and vinyl extrusions (including related research, engineering, customer service, sales and trucking operations).

               A portion of the cash consideration paid by the Company in connection with the acquisition of Weather-Seal was provided pursuant to loans made under a Credit Agreement dated as of June 9, 1998 (the "Credit Agreement") among the Company, certain subsidiaries of the Company, the institutions from time to time party thereto as lenders (the "Lenders") and BankBoston, N.A., as agent for the Lenders. Under the Credit Agreement, the Lenders have agreed to provide up to $25 million of financing to the Company on a secured basis. As of the date of closing of the Weather-Seal acquisition, the Lenders under the Credit Agreement consisted solely of BankBoston, N.A.



ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      Pursuant to Item 7(a)(4) of Form 8-K, any required financial statements of Weather-Seal, and any required pro forma financial information, will be filed pursuant to an amendment to this Form 8-K as soon as practicable (but not later than 60 days following the date on which this report was required to have been filed).

(b)   PRO FORMA FINANCIAL INFORMATION.
      See (a) above.

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(c)   EXHIBITS.

      2 Asset Purchase Agreement dated as of June 5, 1998 by and between Louisiana Pacific Corporation and Weather-Seal Acquisition Corporation

                               (The text of all Schedules and Exhibits to the aforementioned Asset Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K, and the Company agrees to furnish supplementally to the Commission upon request a copy of any omitted schedule or exhibit)


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN ARCHITECTURAL PRODUCTS CORPORATION



Date: June 26, 1998                 By  /s/ Frank J. Amedia
                                        --------------------
                                        Frank J. Amedia
                                        President and Chief Executive Officer